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                         SUBSIDIARIES OF LODGIAN, INC.

                                                                    EXHIBIT 21.1
1075 Hospitality, LP
12801 NWF Beverage Management, Inc.
Albany Hotel, Inc.
AMIOP Acquisition General Partner SPE Corp.
Apico Hills. Inc.
Apico Inns of Greentree, Inc.
Apico Inns of Pennsylvania, Inc.
Apico Inns of Pittsburgh, Inc.
Apico Management Corp.
Atlanta-Boston Holdings, LLC
Atlanta-Boston Lodging, LLC
Atlanta-Boston SPE, Inc.
Atlanta-Hillsboro Lodging, LLC
Atlanta-Rio Rancho Beverage Management, Inc.
Brecksville Hospitality, Inc.
Brecksville Hospitality, LP
Brunswick Motel Enterprises, Inc.
Columbus Hospitality Assocates, LP
Council of Unit Owners of Silver Spring Plaza
Condominium
Courtyard Club
Dedham Lodging Assocates I, LP
Dedham Lodging SPE, Inc.
Dothan Hospitality 3053, Inc.
Dothan Hospitality 3071, Inc.
East Washington Hospitality, LP
European Ventures, Inc.
Fayetteville Motel Enterprises, Inc.
Fort Wayne Hospitality Associates II, LP
Fourth Street Hospitality, Inc.
Gadsden Hospitality, Inc.
Georgia-California Beverage Corp.
Great Southern Mining Co., Inc.
Harrisburg Motel Enterprises, Inc.
Heartlands Garden Grille, Inc.
Hilton Head Motel Enterprises, Inc.
Impac Development & Construction, LLC
Impac Holdings III, LLC
Impac Hotel Group Mezzanine, LLC
Impac Hotel Group, Inc.
Impac Hotel Group, LLC
Impac Hotel Management, LLC
Impac Hotels Development, Inc.
Impac Hotels I, LLC
Impac Hotels II, LLC
Impac Hotels III, LLC
Impac Hotels Member SPE, Inc.
Impac Spe #1, Inc.
Impac Spe #2, Inc.

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Impac SPE #3, Inc.
Impac SPE #4, Inc.
Impac SPE #5, Inc.
Impac SPE #6, Inc.
Island Motel Enterprises, Inc.
KDS Corporation
Kinser Motel Enterprises, Inc.
Lafayette Beverage Management, Inc.
Lawrence Hospitality Associates, LP
Little Rock Beverage Management, Inc.
Little Rock Lodging Associates I, LP
Lodgian Abeline Beverage Corp.
Lodgian Acquisition, LLC
Lodgian AMI, Inc.
Lodgian Anaheim, Inc.
Lodgian Augusta LLC
Lodgian Austin Beverage Corp.
Lodgian Bridgeport LLC
Lodgian Cincinnati LLC
Lodgian Coconut Grove LLC
Lodgian Coconut Grove, Inc.
Lodgian Coconut Grove, LLC
Lodgian Colchester LLC
Lodgian Dallas Beverage Corp.
Lodgian Denver LLC
Lodgian Fairmont LLC
Lodgian Financing Corp.
Lodgian Financing Mezzanine, LLC
Lodgian Florence LLC
Lodgian Florida, Inc.
Lodgian Fort Mitchell LLC
Lodgian Hamburg LLC
Lodgian Hotel Acquisition, LLC
Lodgian Hotels Fixed I, LLC
Lodgian Hotels Fixed II, LLC
Lodgian Hotels Fixed III, LLC
Lodgian Hotels Fixed IV GP, Inc.
Lodgian Hotels Fixed IV, LP
Lodgian Hotels Floating, LLC
Lodgian Hotels, Inc.
Lodgian Jackson LLC
Lodgian Lafayette LLC
Lodgian Lancaster North, Inc.
Lodgian Little Rock SPE, Inc.
Lodgian Management Corp.
Lodgian Market Center Beverage Corp.
Lodgian Memphis LLC
Lodgian Memphis Property Owner, LLC
Lodgian Merrimack LLC
Lodgian Mezzanine Fixed, LLC

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Lodgian Mezzanine Floating, LLC
Lodgian Mezzanine Springing Member, Inc.
Lodgian Morgantown LLC
Lodgian Mortgage Springing Member, Inc.
Lodgian Mount Laurel, Inc.
Lodgian North Miami LLC
Lodgian Ontario, Inc.
Lodgian Pinehurst Holdings, LLC
Lodgian Pinehurst, LLC
Lodgian Richmond SPE, Inc.
Lodgian Richmond, LLC
Lodgian Syracuse LLC
Lodgian Tulsa LLC
Lodgian York Market Street, Inc.
Macon Hotel Associates LLC
Macon Hotel Associates Manager, Inc.
Manhattan Hospitality Associates, LP
McKnight Motel, Inc.
Melbourne Hospitality Associates, LP
Minneapolis Motel Enterprises, Inc.
Moon Airport Motel, Inc.
New Orleans Airport Motel Associates, LP
New Orleans Airport Motel Enterprises, Inc.
NH Motel Enterprises, Inc.
Palm Beach Motel Enterprises, Inc.
Penmoco, Inc.
Prime-American Realty Corp.
Raleigh Downtown Enterprises, Inc.
Raleigh Motel Enterprises, Inc.
REPL, Inc.
Royce Holding Corp.
Royce Hotel Corporation
Royce Management Corp of Georgia
Royce Management Corp of Morristown
Royce Management Corp.
Saginaw Hospitality, LP
Second Fayetteville Motel Enterprises, Inc.
Second Palm Beach Motel Enterprises, Inc.
Servico Acquisition Corp.
Servico Austin, Inc.
Servico Cedar Rapids, Inc.
Servico Centre Associates, Ltd.
Servico Centre Condominium Association, Inc.
Servico Colesville, Inc.
Servico Columbia II, Inc.
Servico Columbia, Inc.
Servico Columbus, Inc.
Servico Concord, Inc.
Servico Council Bluffs, Inc.
Servico East Washington, Inc.

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Servico Flagstaff, Inc.
Servico Fort Wayne II, Inc.
Servico Fort Wayne, Inc.
Servico Frisco, Inc.
Servico Grand Island, Inc.
Servico Hilton Head, Inc.
Servico Hospitality, Inc.
Servico Hotels I, Inc.
Servico Hotels II, Inc.
Servico Hotels III, Inc.
Servico Hotels IV, Inc.
Servico Houston, Inc.
Servico Jamestown, Inc.
Servico Lansing, Inc.
Servico Lawrence II, Inc.
Servico Lawrence, Inc.
Servico Lending, Inc.
Servico Management Corporation
Servico Management Corporation
Servico Manhattan II, Inc.
Servico Manhattan, Inc.
Servico Market Center, Inc.
Servico Maryland, Inc.
Servico Melbourne, Inc.
Servico Metairie, Inc.
Servico New York, Inc.
Servico Niagara Falls, Inc.
Servico Northwoods, Inc.
Servico Omaha Central, Inc.
Servico Omaha, Inc.
Servico Operations Corporation
Servico Operations Mezzanine, LLC
Servico Palm Beach General Partner SPE, Inc.
Servico Pensacola 7200, Inc.
Servico Pensacola 7330, Inc.
Servico Pensacola, Inc.
Servico Rolling Meadows, Inc.
Servico Roseville, Inc.
Servico Saginaw, Inc.
Servico Silver Springs, Inc.
Servico Summerville, Inc.
Servico Tucson, Inc.
Servico West Des Moines, Inc.
Servico West Palm Beach, Inc.
Servico Wichita, Inc.
Servico Windsor, Inc.
Servico Winter Haven, Inc.
Servico Worcester, Inc.
Servico, Inc.
Sharon Motel Enterprises, Inc.

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SHC of Delaware, Inc.
Sheffield Motel Enterprises, Inc.
Sioux City Hospitality, LP
Sixteen Hotels, Inc.
SMC Management Corp of Ft. Wayne
SMC Management Corp of Indianapolis
South Carolina Interstate Motel Enterprises
Southfield Hotel Group II, LP
Stevens Creek Hospitality, Inc.
Tyler Motel Associates, Inc.
W.V.B.M., Inc.
Washington Motel Enterprises, Inc.
Wilpen, Inc.
Worcester Hospitality Associates, LP